Exhibit 10.1

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 29th day of October, 2021, by and among (i) Silicon Valley Bank (“Bank”), (ii) VIEWRAY, INC., a Delaware corporation (“ViewRay”), and (iii) VIEWRAY TECHNOLOGIES, INC., a Delaware corporation (“Technologies”, and together with Viewray, individually and collectively, jointly and severally, the “Borrower”).
Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 28, 2018, by and among Bank and Borrower, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 31, 2019, by and among Bank and Borrower, and as further as amended by that certain Second Amendment to Loan and Security Agreement, dated as of October 30, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower under and for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 2.3 (Fees). Subsection (b) of Section 2.3 is amended in its entirety and replaced with the following:
“(b)    Prepayment Premium. Upon repayment of the Term Loan 2020 for any reason prior to the Term Loan 2020 Maturity Date, in addition to the payment of any other amounts then-owing, a prepayment premium (the “Prepayment Premium”) in an amount equal to (i) three and one-half percent (3.50%) of the funded amount of the Term Loan 2020 if such prepayment occurs prior to the first day of the month that is thirty (30) months after the Second Amendment Effective Date; and (ii) two and one-half percent (2.50%) of the funded amount of the Term Loan 2020 if such prepayment occurs on or after the day of the month that is thirty (30) months after the Second Amendment Effective Date but prior to the Term Loan 2020 Maturity Date; provided that no Prepayment Premium shall be charged if, so long as no Event of Default has occurred and is continuing, the credit facility hereunder is replaced with a new facility from Bank; and”
2.2Section 6.7 (Financial Covenants). Subsection (a) of Section 6.7 is amended in its entirety and replaced with the following
“(a)    Liquidity Ratio. Borrower shall maintain at all times, to be certified by Borrower as of the last day of each calendar month, a Liquidity Ratio equal to or greater than 1.35:1.00.”
2.3Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended to reflect the changes to Section 6.7 of the Loan Agreement, in the form provided by the Bank to the Borrower.
3.Limitation of Amendments.
3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Fees. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.
5.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in Section 5 of the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3The certified charters of Borrower delivered in connection with this First Amendment to Loan and Security Agreement, dated as of December 31, 2019, by and among Bank and Borrower remain true, accurate and complete, and the other organizational documents of Borrower previously delivered to Bank are true, accurate and complete and have not been amended, supplemented or restated since the Effective Date and are and continue to be in full force and effect;
5.4The execution and delivery by Borrower of this Amendment, and the performance by Borrower of its obligations under the Loan Agreement (as amended by this Amendment), have been duly authorized;
5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound; and
5.6This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 30, 2020, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof
7.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.
9.Effectiveness. This Amendment shall be deemed effective upon the completion of the following:
9.1The due execution and delivery to Bank of counterparts of this Amendment by each Borrower and Bank;
9.2Bank shall have received long-form (if applicable) good standing certificates of each Borrower, certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation, each dated as of a date no earlier than thirty (30) days prior to the date hereof; and
9.3Borrower shall have paid the fees and expenses described in Section 4 above.
10.Post-Closing Requirements. Within thirty (30) days after the date hereof, Borrower shall deliver or cause to be delivered to Bank (i) updated evidence reasonably satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank. Within sixty (60) days after the date hereof, a bailee’s waiver in favor of Bank for each location where Borrower maintains property with a third party, by each such third party, in form and substance reasonably satisfactory to Bank, together with the duly executed signatures thereto. Failure to comply with the foregoing requirements within the time period noted shall constitute an Event of Default for which no grace or cure period shall apply.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:
VIEWRAY, INC.
By___________________________________
Name:________________________________
Title:_________________________________

VIEWRAY TECHNOLOGIES, INC.
By___________________________________
Name:________________________________
Title:_________________________________

BANK:
SILICON VALLEY BANK
By___________________________________
Name:________________________________
Title:_________________________________

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